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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of P.H. Glatfelter Company on Form S-8 of our report dated February 2, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of P.H. Glatfelter Company and subsidiaries for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
September 9, 1996